Exhibit 10(b)

AMENDED AND RESTATED FEE LETTER

July 28, 2009

PPL Receivables Corporation
3993 Howard Hughes Parkway
Suite 250
Las Vegas, Nevada 89169

Ladies and Gentlemen:

This letter agreement (this “Fee Letter”) is the Fee Letter referred to in the Credit and Security Agreement, dated as of August 5, 2008, by and among PPL Receivables Corporation, as borrower (the “Borrower”), PPL Electric Utilities Corporation, as Servicer (“PPL Electric”), Victory Receivables Corporation (“Victory”), the liquidity banks from time to time parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent (the “Agent”) (as amended, restated or otherwise modified from time to time, the “Agreement”).  Capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement.

This Fee Letter amends and restates and supersedes that certain fee letter agreement, dated as of August 5, 2008 (the “Existing Fee Letter”), entered into among the parties hereto in connection with the Agreement.  Accordingly, from and after the date hereof this Fee Letter shall constitute the Fee Letter referenced in the Agreement; provided, however, that  all fees that have accrued under the Existing Fee Letter up to the date hereof shall be payable as and when required in accordance with the terms thereof.

1. On the date hereof, the Borrower shall pay or cause to be paid to the Agent a renewal fee in the amount of $105,000, which fee shall be fully earned on the date hereof and non-refundable in whole or in part and shall be paid by a method acceptable to both parties.

2. In addition to the legal, audit and other fees and expenses set forth in Section 10.3 of the Agreement and other amounts due to the Agent or Victory under the terms of the Agreement, the Borrower hereby agrees to pay or cause to be paid to the Agent for each day from and after the date hereof, monthly in arrears on each Settlement Date and on the Facility Termination Date, in immediately available funds:

(a) for the portion of the Aggregate Principal funded with Commercial Paper, a fee computed at the rate of 1.20% per annum on the portion of the average Aggregate Principal outstanding on each day during the immediately preceding Settlement Period (the “Program Fee”); and

(b) a fee in an amount equal to the sum of 0.50% per annum on the average daily excess, if any, during the immediately preceding Settlement Period of (1) the Borrowing Limit over (2) the Aggregate Principal (the “Unused Fee”).

The Program Fee and the Unused Fee shall be computed for actual days elapsed on the basis of a 360-day year, provided, however, with respect to the Facility Termination Date, the fee payable shall be equal to the Program Fee and the Unused Fee accrued for the actual number of days elapsed from the last day of the Settlement Period immediately preceding the most recent scheduled Settlement Date to the Facility Termination Date.

3. “Applicable Margin” shall mean, at any time, 2.25%.

4. In satisfaction of the obligation of the Borrower under Section 10.3 to pay legal fees of the Agent and Victory in respect of the administration of the Agreement and the transactions contemplated thereby, the Borrower shall pay or cause to be paid the legal fees of Mayer Brown LLP in connection with the negotiation, execution and delivery of this Fee Letter, the Agreement and the related amendments to the other Transaction Documents plus out-of-pocket expenses.

5. The Borrower and the Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Fee Letter, except that such Person and its officers and employees may disclose such information to such Person’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

6. THIS FEE LETTER, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
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Please confirm your agreement to the foregoing by signing this Fee Letter in the space provided below and returning it to the undersigned.

Very truly yours,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Agent

By:    ________________________________________
Name:
Title:

VICTORY RECEIVABLES CORPORATION

By:   _________________________________________
Name:
Title:

Accepted and Agreed as of the date first above written:

PPL RECEIVABLES CORPORATION

By:   _________________________
Name:
Title: